Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this registration statement of DI Industries, Inc. on Form S-4 of our reports dated March 28, 1996 (June 10, 1996 as to Note 13) and to the references to us under the heading "Experts" in the Prospectus/Proxy, which is part of this registration statement.

/s/  DELOITTE & TOUCHE LLP
     Deloitte & Touche LLP
     Houston, Texas
     June 14, 1996